UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 22, 2024

Life Time Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40887	47-3481985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2902 Corporate Place
Chanhassen, Minnesota 55317
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 947-0000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	LTH	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Notes Offering
On October 22, 2024, Life Time, Inc. (the “Issuer”), the indirect subsidiary of Life Time Group Holdings, Inc. (the “Company”), priced its previously announced private offering (the “Offering”) of $500 million in aggregate principal amount of 6.000% senior secured notes due 2031 (the “Notes”). The Offering was upsized from $400 million to $500 million in aggregate principal amount. The Notes will pay interest on a semi-annual basis. The Offering is expected to close on November 5, 2024, subject to customary closing conditions.
Concurrently with the closing of the Offering, the Issuer intends to amend its existing credit agreement to incur new term loans maturing in 2031 in an aggregate principal amount of $1,000 million (the “New Term Loan Facility” and, together with the Offering, the “Refinancing”) and amend certain other provisions of its existing credit agreement. Borrowings under the New Term Loan Facility will bear interest at a rate per annum of the Secured Overnight Financing Rate plus an applicable margin of 2.50% (subject to a certain ratings-based step-down).
The Issuer intends to use the net proceeds from the Refinancing and cash from its balance sheet to fund the satisfaction and discharge of the Issuer’s 5.750% Senior Secured Notes due 2026 and 8.000% Senior Notes due 2026, as well as pay related fees and expenses. The additional proceeds from the increased aggregate principal amount of the Notes will be used to repay a corresponding amount of loans drawn under the Issuer’s revolving credit facility.
The Notes will be guaranteed on a senior secured basis by LTF Intermediate Holdings, Inc., the direct parent of the Issuer, and each of the Issuer’s existing and future wholly owned domestic restricted subsidiaries that guarantees its New Term Loan Facility, subject to certain exceptions. The Notes and the related guarantees thereof will be offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or any state securities laws and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This Current Report on Form 8-K (this “8-K”) shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No assurance can be made that the Offering or the other Refinancing transactions will be consummated on their proposed terms or at all.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this 8-K constitute forward-looking statements, including with respect to the proposed Refinancing (including consummation thereof). Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management’s control. These statements involve risks and uncertainties that may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Time Group Holdings, Inc.

Date: October 22, 2024	By:	/s/ Erik Weaver
Erik Weaver
Executive Vice President & Chief Financial Officer
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